Q1 2024
Earnings and Business Update Call
May 14, 2024

Sanara MedTech
Evidence Based Healing

Disclaimers

This presentation contains forward-looking statements that discuss expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Sanara MedTech Inc. (the "Company," "Sanara," "we," "our" or "us"). All statements other than statements of historical fact contained herein are forward-looking statements. These statements may be identified by terms such as "aims," "anticipates," "believes," "contemplates," "continue," "could," "estimates," "expect," "forecast," "guidance," "intend," "may," "plan," "possible," "potential," "predicts," "preliminary," "projects," "seeks," "should," "targets," "will," or "would," or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements concerning the negotiation and establishment of a new revolving credit facility, the identification of potential acquisitions and growth initiatives, the intended use of net proceeds from the CRG facility, the efficacy of the InfuSystem partnership, the efficacy of BIASURGE, the development and launch of new products, the timing of commercialization of our products, the regulatory approval process and expansion of the Company's business in telehealth and wound care. These items involve risks, contingencies and uncertainties such as uncertainties associated with Sanara's ability to negotiate and establish a new revolving credit facility on favorable terms or at all, our ability to build out our executive team, our ability to identify and effectively utilize the net proceeds of the CRG term loan to support the Company's growth initiatives, the development and process for obtaining regulatory approval for new products, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q as well as other documents the Company files with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. Forward-looking statements contained in this presentation are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

This presentation contains statistical and market data that we obtained from industry publications, reports generated by third parties, third-party studies and public filings. Although we believe that the publications, reports, studies and filings are reliable as of the date of this presentation, we have not independently verified such statistical or market data.

The trademarks and service marks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products.

This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sales of securities, in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

CAUTION: This presentation concerns certain products that are under clinical investigation and which have not yet been cleared for marketing by the U.S. Food and Drug Administration. These products are currently limited by federal law to investigational use, and no representation is made as to the safety or effectiveness of these products for the purposes for which they are being investigated.

Executive Summary

- **CEO**
  - Former CEO Zach Fleming resigned on May 10, 2024, and Ron Nixon has been appointed CEO by the Company's Board of Directors.
- **Financial Update**
  - Highest net revenue quarter in the Company's history ($18.5 million)
    - Tenth consecutive record revenue quarter
  - Net loss of $1.8 million in Q1
  - Positive Adjusted EBITDA[(1)] of $0.3 million in Q1
- **Sanara Partnership Initiatives with InfuSystem**
  - Distribution of Sanara products, including our BIAKŌS™ Antimicrobial Cleanser and Hycol Gel, as well as NPWT products into long-term care, skilled nursing, and wound care facilities
  - Exploring additional channel distribution opportunities
  - Tissue Health Plus
- **Tissue Health Plus Update**
- **CellerateRX® Surgical Update**

(1) Adjusted EBITDA is a non-GAAP financial measure. See the discussion and reconciliation in the appendix for additional information.

Surgical Sales

Sanara MedTech

Sales Overview (Unaudited)

- Sanara products were sold in over 1,080 hospitals/ASCs across 34 states plus the District of Columbia[1] in the TTM
- Sanara products were contracted or approved to be sold in more than 3,000 hospitals/ASCs as of March 31, 2024.
- BIASURGE® sales and hospital approvals continue to grow each month
- Sales of soft tissue repair products were $16.1 million in the first quarter of 2024 (CellerateRX®, FORTIFY TRG® Tissue Repair Graft, FORTIFY FLOWABLE® Extracellular Matrix, and TEXAGEN® Amniotic Membrane Allograft) compared to $12.9 million in the first quarter of 2023.
- Sales of bone fusion products were $2.5 million in the first quarter of 2024 (BiFORM® Bioactive Moldable Matrix, ACTIGEN™ Verified Inductive Bone Matrix, and ALLOCYTE® Advanced Cellular Bone Matrix) compared to $2.6 million in the first quarter of 2023.


POWDER
Cellerate RX Surgical

(1) Based on a minimum of $50,000 revenue in the TTM.

CRG Facility

Strategic Rationale

- Non-dilutive to equity holders and it provides growth/acquisition capital as well as strengthens our cash position.
- Flexible capital that can be drawn at the Company's option.
- Allows for Sanara to enter into a separate $10.0 million revolver backed by A/R and inventory.

Term Loan Overview

- $55 Million in aggregate potential proceeds structured as a senior secured term loan with a five-year term
- $15 million drawn at close
- Up to $40 million available, at Sanara's option, to be drawn before June 30th, 2025

Q1 2024 Financial Highlights

- **Revenue**
  - For the three months ended March 31, 2024, Sanara generated net revenue of $18.5 million compared to net revenue of $15.5 million for the three months ended March 31, 2023, a 19% increase from the prior year period.
  - The higher net revenue for the three months ended March 31, 2024 was primarily due to increased sales of soft tissue repair products, including CellerateRX, as a result of our increased market penetration, geographic expansion, and our continuing strategy to expand our independent distribution network in both new and existing U.S. markets.
- **SG&A**
  - SG&A expenses for the three months ended March 31, 2024, were $16.2 million compared to SG&A expenses of $13.0 million for the three months ended March 31, 2023.
  - The higher SG&A expenses for the three months ended March 31, 2024 were primarily due to higher direct sales and marketing expenses, which accounted for approximately $2.2 million, or 69%, of the increases compared to the prior year period.
  - The higher direct sales and marketing expenses for the three months ended March 31, 2024 were primarily attributable to an increase in sales commissions of $1.6 million as a result of higher product sales and $0.6 million of increased costs as a result of sales force expansion and operational support.

Q1 2024 Financial Highlights (Continued)

Sanara MedTech

- **R&D Expenses**
  - R&D expenses for the three months ended March 31, 2024, were $0.9 million compared to $1.3 million for the three months ended March 31, 2023.
  - The lower R&D expenses for the three months ended March 31, 2024 compared to the three months ended March 31, 2023 were primarily due to lower costs associated with the Precision Healing diagnostic imager and LFA.
- **Net Loss**
  - Sanara had a net loss of $1.8 million for the three months ended March 31, 2024, compared to a net loss of $1.2 million for the three months ended March 31, 2023.
  - The higher net loss in the three months ended March 31, 2024 was due to higher SG&A costs and higher amortization of our acquired intangible assets partially offset by higher gross profit and lower R&D expenses.
- **Cash Balances at End of Quarter (in millions)**
  - $7.3 (Q1-23), $6.1 (Q2-23), $6.2 (Q3-23), $5.1 (Q4-23), $2.8 (Q1-24)

Questions

Sanara MedTech
Evidence Based Healing

Appendix

Sanara MedTech
Evidence Based Healing

Non-GAAP Financial Measure

Use of Non-GAAP Financial Measure

To supplement the Company's financial information presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including Adjusted EBITDA. The Company's management uses these non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines Adjusted EBITDA as net loss excluding interest expense/income, provision/benefit for income taxes, depreciation and amortization, non-cash share-based compensation expense, change in fair value of earnout liabilities, and gains/losses from the disposal of property and equipment. The Company's believes Adjusted EBITDA is useful to investors because it facilitates comparisons of its core business operations across periods on a consistent basis. Accordingly, the Company adjusts for items such as change in fair value of earnout liabilities when calculating Adjusted EBITDA because the Company believes that it is not related to the Company's core business operations.

The Company's non-GAAP financial measures are not in accordance with, nor an alternative for, measures conforming to GAAP and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company continues to provide all information required by GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor or other user is limited to reviewing only GAAP financial measures. The Company does not, nor does it suggest that investors should, consider these non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Material limitations associated with the use of such measures include that they do not reflect all costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances. The Company presents these non-GAAP financial measures to provide investors with information to evaluate the Company's operating results in a manner similar to how management evaluates business performance. To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in understanding and analyzing the results of the business to review both GAAP information and the related non-GAAP financial measures. Whenever the Company uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors are encouraged to review and consider these reconciliations.

Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Net Loss to Adjusted EBITDA (Unaudited):

	Three Months Ended March 31,	
	2024	**2023**
Net Loss	$ (1,764,184)	$ (1,177,900)
Adjustments		
Interest expense and other	267,336	6
Depreciation and amortization	1,105,420	778,875
Noncash share-based compensation	803,386	597,305
Change in fair value of earnout liabilities	(65,678)	(452,687)
Noncontrolling interest	(34,859)	(38,429)
Adjusted EBITDA	$ 311,421	$ (292,830)